UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 12, 2013, Nathan’s Famous, Inc. (the “Company”) held its annual meeting of stockholders.  At the annual meeting, stockholders of the Company voted on the matters set forth below.  Each outstanding common share as of the record date was entitled to one vote on the proposals voted on at the meeting.

1.	The proposal to elect eight directors was approved based upon the following votes:

Name	For	Withheld	Broker Non-Votes
Robert J. Eide	2,518,716	539,840	1,115,612
Eric Gatoff	2,701,922	356,635	1,115,612
Brian S. Genson	2,592,098	466,460	1,115,612
Barry Leistner	2,702,174	356,385	1,115,612
Howard M. Lorber	2,562,681	495,879	1,115,612
Wayne Norbitz	2,672,485	386,076	1,115,612
A.F. Petrocelli	2,566,912	491,650	1,115,612
Charles Raich	2,562,465	496,098	1,115,612

2.	The proposal to ratify the appointment of Grant Thornton LLP as the Company’s auditors for fiscal 2014 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
4,110,476	12,131	51,560	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2013	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)